Exhibit 99.1
Sunrise Realty Trust, Inc. Announces Launch of Common Stock Offering
West Palm Beach, Fla., January 21, 2025 — Sunrise Realty Trust, Inc. (“Sunrise Realty” or “the Company”) (Nasdaq: SUNS), an institutional lender that originates and funds loans to commercial real estate projects in the Southern United States, today announced that it has launched an underwritten public offering (the “Offering”) of 5,500,000 shares of its common stock. Sunrise Realty intends to grant the underwriters of the Offering a 30-day option to purchase up to an additional 825,000 shares of common stock.
Sunrise Realty intends to use the net proceeds from the Offering to fund loans related to unfunded commitments to its existing borrowers, to originate and participate in commercial loans to commercial real estate projects in the Southern United States that are consistent with its investment strategy, and for working capital and other general corporate purposes, including the repayment of debt.
Raymond James & Associates, Inc., Keefe, Bruyette & Woods, Inc., BTIG, LLC and Oppenheimer & Co. Inc. are acting as joint book-running managers for the Offering. B. Riley Securities, Inc. and A.G.P./Alliance Global Partners are acting as co-lead managers. Seaport Global Securities LLC is acting as co-manager for the Offering.
A registration statement (the “Registration Statement”) relating to these securities has been filed with the Securities and Exchange Commission (the “SEC”) but has not yet become effective. The proposed offering will be made only by means of a prospectus. Copies of the preliminary prospectus relating to the Offering may be obtained by using EDGAR on the SEC website at www.sec.gov or by contacting: Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, or by telephone at (800) 248-8863, or by e-mail to prospectus@raymondjames.com; Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, Attention: Equity Capital Markets, by telephone at (800) 966-1559, or by email at USCapitalMarkets@kbw.com; BTIG, LLC, 65 East 55th Street, New York, New York 10022, Attention: Syndicate Department, btigsyndicategroup@btig.com; or Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, New York 10004, by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com.

These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
About Sunrise Realty Trust, Inc.
Sunrise Realty Trust, Inc. (Nasdaq: SUNS) is an institutional commercial real estate lender providing flexible financing solutions to sponsors of commercial real estate located in the Southern United States. The Company focuses on transitional commercial real estate business plans with opportunities for near-term value creation, collateralized by top-tier real property assets in established Southern cities and Southern cities presenting strong growth fundamentals. For additional information regarding the Company, please visit www.sunriserealtytrust.com.

Forward-Looking and Cautionary Statements
Some of the statements contained in this press release constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and the Company intends such statements to be covered by the safe harbor provisions contained therein. Such forward-looking statements are based on the current intent, belief, expectations and views of future events of the Company. The forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results or performance, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intends,” “project,” “could,” “would,” “will,” or words or phrases of similar meaning. Specifically, this press release includes forward-looking statements regarding the conduct of the Offering and the size and terms of the Offering. The information and statements contained herein are subject to risks, uncertainties, assumptions and other important factors related to market conditions, that the size of the Offering could change or the Offering could be terminated, and the satisfaction of customary closing conditions related to the Offering and other factors set forth in the Registration Statement, many of which are outside the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking Statements. Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. You should conduct your own analysis, using such assumptions as you deem appropriate, and should fully consider other available information, including the information described under “Risk Factors” in the Registration Statement, in making a decision to invest. The Company has based the forward-looking statements included in this press release on information available to it on the date of this presentation, and the Company assumes no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.
INVESTOR CONTACT:
Robyn Tannenbaum
561-510-2293
ir@sunriserealtytrust.com
MEDIA CONTACT:
Profile Advisors
Rich Myers & Rachel Goun
347-774-1125
rmyers@profileadvisors.com